Exhibit 10.3

Ocean Yetsira (Creations) Investment Banking – corporate compensation policy

1.	Creations Investment Banking (‘CIB’) activities will be based on an insourcing / outsourcing mechanism: individuals that work within the Creations group and its subsidiaries would be able to participate in various Added Value activities and receive separate individual compensation for it. Administrator of the CIB will be Guy Nissensohn or anyone else appointed by Creations board of directors.

2.	Types of activities will include inter alia:

a.	Capital introduction (debt / equity)
b.	Mergers and acquisition advisory
c.	Valuations / research
d.	Consultancy (i.e. turnarounds)

3.	Compensation will be defined as any remuneration from the customer minus expenses incurred by CIB (including other Investment Bankers or finders if needed), minus 20% for CIB (compliance, legal, tax, review, regulatory, white label brand) Types of Compensation will include:

a.	Cash retainer
b.	Success based cash compensation
c.	Equity compensation / options
d.	Other ordinary / non-ordinary

4.	Added Value Participants (AVP) activities (one person could be multiple AVPs):

a.	Origination of customer – the AVP who made the introduction to the customer
b.	Prospect into client – the AVP who signed up the customer
c.	Junior banker work – decided by the leader of project if he/she needs more back office/other work
d.	Sourcing (introduction only) of the counter party (i.e. investors/M&A targets)
e.	Main execution work/leader

5.	Compensation – deals could be complicated and separate compensation agreement could be reached between the AVPs. The final compensation plan should be finalized and agreed between the Leader and Administrator prior to the commence of any work. Compensation for AVP that work within the Creations group (either employee or through a consultancy agreement, whether all or part of the time during the project) are subject to an additional 20% fee from their compensation. This is to induce Creations to allow personnel to utilize work hours, office space, etc. As a rule of thumb, in the absent of any other arrangement the AVPs compensation will be as follows (subject to the 20% additional fee for employees/contractors of Creations group):

a.	Origination of customer – 10% of all types of compensation for the duration of the customer lifetime (multiple projects in perpetuity) unless AVP is not employed by Creations – in that case the duration will be limited to 10 years.
b.	Prospect into client – 15% - for the specific project only
c.	Junior banker work – negotiable – usually 5% to 15% dependent on workload
d.	Sourcing – 5%
e.	Main execution work / leader – remainder of compensation after reducing the other AVPs above and the 20% to CIB as per item 3 above.
f.	Numerical example: Success based project that invoiced and collected $100,000 with no expenses to reimburse. Leader and Originator work in Creations. Junior banker negotiated 5%, sourcing person at 5%:

i.	CIB - $20,000,
ii.	Originator - $8,000 ($2,000 to CIB),
iii.	Prospect to Client $15,000,
iv.	Junior banker - $5,000
v.	Sourcing - $5,000
vi.	Leader - $36,000 ($9,000 to CIB)

Total CIB: $31,000, AVPs: $69,000, Grand Total: $100,000

6.	Process:

a.	Administrator of CIB will open a file for any prospect client and project (in his/her sole discretion).
b.	Any AVP wishing to be a Junior banker or leader will need the Administrator approval
c.	External AVPs will be recruited by the Administrator as needed and sign a contract with CIB to reflect the regulation
d.	Project team will be established including the all AVPs involved
e.	Compensation will be paid to the AVPs monthly and only on realized income. AVPs working/consulting/subcontracting in Creations or its subsidiaries will receive it with their paycheck/invoice. External AVPs will send a quarterly invoice.
f.	Compensation in the form of options/shares/other equity/non-ordinary will either be distributed directly to the AVP or first realized (i.e. sold) and then distributed at the Administrator sole discretion.
g.	The Administrator could be an AVP in any capacity (single or multiple).

Administrator of CIB: _________________________

Agreed to by:

Signature: ______________________

Name: _________________________

Date:___________________________

	Investment banking concept
	Monthly retainer	Success based
Types of Investment banking services:
Capital introduction (debt / equity)	$0.00	$230,000.00
Mergers and acquistion advisory	$0.00	$0.00
Valuations / research	$0.00	$0.00
Consultancy (i.e. turnaround)	$0.00	$0.00

Added value	Split	Employee (Yes/No)	Final Split	Retainer	Success based
Origination of customer	10.00%	Yes	8.00%	$0.00	$18,400.00
Prospect into client	15.00%	Yes	12.00%	$0.00	$27,600.00
Junior banker work (typically 5-15 percent)	15.00%	Yes	12.00%	$0.00	$27,600.00
Sourcing (intro only) the counter party	5.00%	Yes	4.00%	$0.00	$9,200.00
Main Execution work	35.00%	Yes	28.00%	$0.00	$64,400.00

Investment banking services
Regulatory / legal / tax / compliance / review	15.00%
Working under brand	5.00%
Total to Creations			36.00%	$0.00	$82,800.00

Employment at Investment house fee	20.00%